________________________________________________________________________________

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 'SS'240.14a-11(c) or 'SS'240.14a-12

                   CELLULAR TECHNICAL SERVICES COMPANY, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              ---------------------------------------------------

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

________________________________________________________________________________

                   CELLULAR TECHNICAL SERVICES COMPANY, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 14, 1999

To Our Stockholders:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Cellular Technical Services Company, Inc., a Delaware corporation (the 'Company'), which will be held at the Best Western Executive Inn, 200 Taylor Avenue North, Seattle, Washington, on Monday, June 14, 1999, at 10:00 a.m., local time, for the following purposes:

          1. To elect one (1) Class II director to the Company's Board of Directors to hold office until the Company's third Annual Meeting of Stockholders following his or her election and until his or her successor is duly elected and qualified; and

          2. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors has set the close of business on April 30, 1999 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during regular business hours, for at least 10 days prior to the meeting at the principal office of the Company, 2401 Fourth Avenue, Suite 400, Seattle, Washington.

                                             By Order of the Board of Directors

                                             Kyle R. Sugamele
                                             Vice President and Corporate
                                             Secretary

Seattle, Washington
April 30, 1999

                                         IMPORTANT NOTE
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED RETURN ENVELOPE. No postage is required if mailed in the United States. This will ensure the presence of a quorum at the meeting and save the Company the expense and extra work of additional solicitation. Sending your Proxy Card will not prevent you from attending the meeting, revoking your proxy, and voting your stock in person.

                   CELLULAR TECHNICAL SERVICES COMPANY, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 14, 1999

                      ------------------------------------
                                PROXY STATEMENT
                      ------------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cellular Technical Services Company, Inc., a Delaware corporation (the 'Company'), of proxies from the holders of the Company's common stock, par value $.001 per share (the 'Common Stock'), for use at the Annual Meeting of Stockholders of the Company to be held at the Best Western Executive Inn, 200 Taylor Avenue North, Seattle, Washington, on Monday, June 14, 1999, at 10:00 a.m., local time, and at any adjournments or postponements thereof (the 'Annual Meeting'). The mailing address of the principal office of the Company is 2401 Fourth Avenue, Suite 400, Seattle, Washington 98121.

     This Proxy Statement and the accompanying Notice of Annual Meeting and proxy are first being sent to stockholders on or about May 7, 1999. Stockholders are encouraged to review the information provided herein in conjunction with the Company's Annual Report to Stockholders for the year ended December 31, 1998, a copy of which also accompanies this Proxy Statement.

                         BUSINESS AT THE ANNUAL MEETING

     At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

          1. The election of one (1) Class II director to the Company's Board of Directors to hold office until the Company's third Annual Meeting of Stockholders following his or her election and until his or her successor is duly elected and qualified; and

          2. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

                    VOTING RIGHTS AND SOLICITATION OF PROXY

STOCKHOLDERS ENTITLED TO VOTE

     The Board of Directors has set the close of business on April 30, 1999 as the record date (the 'Record Date') for determining stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting on each matter submitted to stockholders for approval at the Annual Meeting. As of April 19, 1999, there were 2,281,509 shares of Common Stock issued and outstanding.

VOTING IN PERSON OR BY PROXY

     All shares of Common Stock represented by a properly executed and returned proxy will be voted at the Annual Meeting and, when instructions are given by the stockholder and not properly revoked, will be voted in accordance with those instructions. If a proxy is executed and returned, but no specific instructions are given, the shares of Common Stock represented by such proxy will be voted in favor of the Class II director nominee described in this Proxy Statement. Executing and returning a proxy will not limit a stockholder's right to attend the Annual Meeting, or otherwise prevent a stockholder from properly revoking such proxy and voting the shares of Common Stock represented by such proxy in person at the Annual Meeting.

REVOCATION OF PROXY

     A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by any of the following methods: (i) by delivering a written revocation or properly executed proxy bearing a later date to the Company's Corporate Secretary received at the Company's principal office, 2401 Fourth

Avenue, Suite 400, Seattle, Washington 98121, no later than the last business day prior to the date of the Annual Meeting; or (ii) if the stockholder attends the Annual Meeting in person, by delivering a written revocation to an inspector of election at the Annual Meeting or voting by ballot at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

SOLICITATION OF PROXY

     The proxy accompanying this Proxy Statement is solicited on behalf of the Company's Board of Directors. Proxies may be solicited by officers, directors, and employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, facsimile, telephone, courier, Internet transmission, or other like manner. The cost of preparing, assembling, and mailing this Proxy Statement and the accompanying Notice of Annual Meeting and proxy is to be borne by the Company. The Company also may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                         QUORUM AND VOTING REQUIREMENTS

QUORUM

     The attendance, in person or by a properly executed and returned proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the actions proposed at the Annual Meeting. Proxies submitted which contain abstentions or broker 'non-votes' will be deemed present at the Annual Meeting in determining the presence of a quorum. A broker 'non-vote' occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal in person or by proxy, usually because the nominee does not have discretionary voting power with respect to that item and has not received timely instructions from the beneficial owner.

VOTE REQUIRED

     Each share of Common Stock entitles the holder to one vote on each proposal submitted to a vote of the stockholders at the Annual Meeting. Directors are elected by a plurality of votes of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Thus, for the election of the Class II director, and assuming that a quorum is present, the nominee who receives the greatest number of votes cast with respect to that class will be elected as the Class II director. Stockholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. Checking the box that withholds authority to vote for a nominee is the equivalent of abstaining. Abstentions and broker non-votes will not have the effect of votes in favor of or in opposition to the election of a director.

                        PROPOSAL 1: ELECTION OF DIRECTOR

     The Board of Directors of the Company is divided into three classes, pursuant to the Company's Restated Certificate of Incorporation and Bylaws. The term of office of Class II directors expires at the Company's 1999 Annual Meeting of Stockholders, and the term of office of Class III and I directors expires at the Company's 2000 and 2001 Annual Meetings of Stockholders, respectively. Directors elected to succeed those whose terms expire are elected to a term of office expiring at the third Annual Meeting of Stockholders following their election and, in each case, until his or her successor is elected and qualified.

     One director of the Company is to be elected as a Class II director at the Annual Meeting, to hold office for a term expiring at the Company's 2002 Annual Meeting of Stockholders and until his or her successor is elected and qualified. The Company's current Class II director, Lawrence Schoenberg, has been nominated to be reelected as the Class II director at the Annual Meeting. Such nominee has indicated that he is willing and able to serve as a Class II director. In the event that the nominee is unable to accept election, or if any other unforeseen contingency should arise, each properly executed and returned proxy that does not direct otherwise will be voted for such other person(s) as may be designated by the Board of Directors. If a proxy is executed and returned, but no specific instructions are given, the shares of Common Stock represented by such proxy will be voted in favor of the Class II director nominee identified above.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                   A VOTE 'FOR' THE NOMINEE IDENTIFIED ABOVE.

CURRENT MEMBERS OF THE BOARD OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides that the number of directors constituting the Company's Board of Directors shall be not less than three nor more than fifteen, as determined by the Company's Bylaws. The Company's Bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors or the Company's stockholders. The Board of Directors has fixed at four the number of directors that will constitute the Board for the ensuing year.

     The current directors of the Company and their respective classes and terms of office are as set forth below. Biographical information for the directors is provided elsewhere in this Proxy Statement.

                                                                                     TERM
                             DIRECTOR                                CLASS        EXPIRES AT
------------------------------------------------------------------   -----    -------------------

Lawrence Schoenberg...............................................     II     1999 Annual Meeting
Stephen Katz......................................................    III     2000 Annual Meeting
Joyce S. Jones....................................................      I     2001 Annual Meeting
James Porter......................................................      I     2001 Annual Meeting

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 1998, the Board of Directors held six meetings and took certain actions on one other occasion by written consent. During 1998, no director attended fewer than 75% of the aggregate of: (i) the number of meetings of the Board of Directors held during the period he or she served on the Board; and (ii) the number of meetings of committees of the Board of Directors held during the period he or she served on such committees.

     The Board of Directors has a standing Compensation and Stock Option Committee. This committee reviews and approves the compensation, bonus, and stock option grants of all officers of the Company, reviews guidelines for compensation, bonus, and stock option grants for non-officer employees, and has authority and control over the administration of the Company's stock option plans. This committee currently consists of Messrs. Porter (Chairman) and Schoenberg. During 1998, this committee held three meetings and took certain actions on one other occasion by written consent.

     The Board of Directors has a standing Audit Committee, which has various functions including oversight and review of accounting matters. This committee currently consists of Messrs. Schoenberg (Chairman) and Porter. This committee held one meeting in 1998.

DIRECTOR COMPENSATION

     Each director who is not an officer or employee of the Company receives $1,000 per board meeting attended and $500 per committee meeting attended and is reimbursed for his or her out-of-pocket expenses incurred in connection with attendance at meetings or other Company business.

     In December 1993, the Company adopted the 1993 Non-Employee Director Stock Option Plan ('Director Plan') pursuant to which each person who is not a salaried employee of the Company who first becomes a director after December 29, 1993 shall be granted on the date he first becomes a director an option to purchase 2,000 shares of Common Stock and on January 2 of each year beginning with January 2, 1994, each person who is not a salaried employee of the Company and is then a director shall be granted an option to purchase an additional 1,200 shares of Common Stock. The exercise price of each share of Common Stock under any option granted under the Director Plan shall be equal to the fair market value of a share of Common Stock on the date the option is granted.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Stock Option Committee of the Board of Directors consists of Messrs. Porter (Chairman) and Schoenberg. In March 1998, Mr. Porter replaced Jay Goldberg as a member of this committee. None of such members of this committee is or has been an officer or employee of the Company. No interlocking relationship exists between the Company's Board of Directors (or the members of the Compensation and Stock Option Committee) and the board of directors (or compensation committee or other board committee performing equivalent functions) of any other company.

                        OTHER BUSINESS AT ANNUAL MEETING

     As of the date of this Proxy Statement, the Company's management knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                               SECURITY OWNERSHIP

     The following table sets forth, as of April 19, 1999 (except as otherwise indicated in footnotes 3 and 9 below), information with respect to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company, which includes two former executive officers who served as such during 1998 (collectively, the 'Named Executive Officers'); and (iv) all current directors and executive officers of the Company as a group.

                                                                      AMOUNT AND NATURE    PERCENT OF
                                                                        OF BENEFICIAL      OUTSTANDING
              NAME AND ADDRESS OF BENEFICIAL OWNER(1)                   OWNERSHIP(2)         SHARES
-------------------------------------------------------------------   -----------------    -----------

                                                                           158,403(3)          6.9%
Harvey and Phyllis Sandler ........................................
  1050 Lee Wagener Blvd.
  Suite 301
  Fort Lauderdale, FL 33315
                                                                           110,754(4)          4.7%
Stephen Katz.......................................................
                                                                               900(5)             *
Joyce S. Jones.....................................................
                                                                             4,400(6)             *
Lawrence Schoenberg................................................
                                                                             4,000(7)             *
James Porter.......................................................
                                                                             4,878(8)             *
Kyle R. Sugamele...................................................
                                                                             1,000(9)             *
William C. Zollner.................................................
                                                                            21,028(10)            *
Michael E. McConnell...............................................
                                                                           124,932(11)         5.3%
All directors and executive officers as a group (6 persons)........

------------

*   Less than 1%

 (1) Pursuant to the rules of the United States Securities and Exchange Commission ('SEC'), addresses are only given for holders of 5% or more of the outstanding Common Stock of the Company.

 (2) Unless otherwise indicated, each person or group has sole voting and investment power with respect to such shares. For purposes of this table, a person or group of persons is deemed to have 'beneficial ownership' of any shares which such person or group has the right to acquire within 60 days after April 19, 1999. For purposes of computing the percent of outstanding shares held by each person or group named above as of a given date, any shares which such person or group has

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     the right to so acquire are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person or group.

 (3) Information based solely on the Nasdaq-AMEX On-Line Reports as of April 19, 1999. To the Company's knowledge, the most recent Schedule 13D filed with the SEC by Harvey and Phyllis Sandler was dated March 27, 1997 and reflected beneficial ownership of 138,262 shares.

 (4) Includes 66,200 shares subject to currently exercisable options, none of which are at prices lower than the market price of the Company's Common Stock as of April 19, 1999.

 (5) Includes 800 shares subject to currently exercisable options, none of which are at prices lower than the market price of the Company's Common Stock as of April 19, 1999.

 (6) Consists of 4,400 shares subject to currently exercisable options, none of which are at prices lower than the market price of the Company's Common Stock as of April 19, 1999.

 (7) Includes 3,200 shares subject to currently exercisable options, none of which are at prices lower than the market price of the Company's Common Stock as of April 19, 1999.

 (8) Includes 4,828 shares subject to currently exercisable options, none of which are at prices lower than the market price of the Company's Common Stock as of April 19, 1999.

 (9) Information based solely on information furnished to the Company by Mr. Zollner on or before September 14, 1998, the date that his employment with the Company ceased.

(10) Includes 20,728 shares subject to currently exercisable options, none of which are at prices lower than the market price of the Company's Common Stock as of April 19, 1999.

(11) Includes an aggregate of 79,428 shares subject to currently exercisable options, none of which are at prices lower than the market price of the Company's Common Stock as of April 19, 1999.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), officers, directors and holders of more than 10% of the outstanding shares of the Company's Common Stock are required to file periodic reports of their ownership of, and transactions involving, the Company's Common Stock with the SEC. The Company believes that its reporting persons complied with all Section 16(a) filing requirements applicable to them with respect to the Company's fiscal year ended December 31, 1998.

                                   MANAGEMENT

     The name, age, position with the Company, and biographical information with respect to each of the Company's current directors and executive officers are provided below.

                NAME                   AGE                     POSITION WITH COMPANY
------------------------------------   ---   ---------------------------------------------------------

Stephen Katz........................   55    Chairman of the Board of Directors, Chief Executive
                                               Officer and Acting President
Joyce S. Jones......................   51    Chief Operating Officer and Director
Lawrence Schoenberg.................   66    Director
James Porter........................   62    Director
Kyle R. Sugamele....................   36    Vice President, General Counsel and Corporate Secretary
Bruce R. York.......................   44    Vice President and Chief Financial Officer

     Stephen Katz, Chairman of the Board of Directors, was Acting Chief Executive Officer and Acting President from November 1992 until February 1994, at which time he became Chief Executive Officer. Mr. Katz was re-appointed as Acting President in September 1998. Mr. Katz has been Chairman of the Board and a director of the Company since its inception and a member of the Management Committee of the predecessor partnership during the entire period of its existence. From September 1984 until

September 1995, Mr. Katz was Chairman of the Board, Chief Executive Officer and until September 1993, President of Nationwide Cellular Service, Inc., which was the Company's majority stockholder until May 1992 and its largest stockholder, owning 34% of its outstanding shares, until September 1995. At that time such shares were distributed to Nationwide's stockholders, immediately prior to Nationwide's merger with MCI Communications Corp. ('MCI'). In May 1996, Mr. Katz was appointed Vice-Chairman of the Board and Chief Executive Officer of Global Payment Technologies, Inc. (formerly Coin Bill Validator, Inc.) whose business is currency validation. In September 1996, Mr. Katz was appointed Chairman of the Board of Global Payment Technologies, Inc.

     Joyce S. Jones joined the Company in February 1998 as Vice President of Marketing. In September 1998, Ms. Jones was promoted to Chief Operating Officer and Director. Prior to joining the Company, Ms. Jones was founder and President of Creative Business Solutions, a management consulting firm specializing in software startups. From August 1987 to April 1995, Ms. Jones held several positions with Attachmate Corporation, a manufacturer of enterprise data communication software and hardware. From 1993 to 1995, she was Executive Vice President of Worldwide Products in the Office of the President where she was responsible for product strategy, product management, product development and product marketing. From 1991 to 1993, Ms. Jones held the position of Vice President of System Engineering. Other positions with Attachmate Corporation included Product Marketing, Product Management, and Technical Sales Engineer.

     Lawrence Schoenberg joined the Company as a Director in September 1996. Mr. Schoenberg founded AGS Computers, Inc. in 1967 and served as Chief Executive Officer until 1991. The company was sold to NYNEX in 1988. The micro-computer segment subsequently became a part of Merisel, Inc. Mr. Schoenberg also serves as Director of Government Technology Services, Inc. (since December 1991), Merisel, Inc. (since November 1989), SunGuard Data Services, Inc. (since October
1991), and Penn America Group, Inc. (from 1994 to 1997). Former directorships include Systems Center, Inc., which was sold to Sterling Software, Inc., SoftSwitch, Inc., which was sold to Lotus/IBM Corp., Forecross Corporation (from 1993 to June 1996), and Image Business Systems, Inc. (from January 1992 to August 1994).

     James Porter joined the Company as a Director in July 1997. Since February 1997, Mr. Porter has served as Chairman of CCI/Triad Systems Corporation, a provider of information management services and systems with more than 2,000 employees and nearly 15,000 corporate customers worldwide. From September 1985 to February 1997, he was President and Chief Executive Officer of Triad Systems Corp. Mr. Porter is a board member of Silicon Valley Bank and FirstWave Technologies, both publicly traded companies. He also serves on the Board of Regents of Pepperdine University and is a past member of the board of directors and executive committee of the Information Technology Association of America.

     Kyle R. Sugamele joined the Company in July 1995 as Vice President and General Counsel, and was named Corporate Secretary in June 1996. Prior to joining the Company, Mr. Sugamele practiced law from March 1991 to July 1995 at the law firm of Mundt, MacGregor, Happel, Falconer, Zulauf & Hall in Seattle. Prior to that time, Mr. Sugamele practiced law at the law firm of Graham & Dunn in Seattle. His practice has involved a wide range of commercial, corporate, banking and general business matters, with particular emphasis in the protection and licensing of intellectual property and trade secrets, commercial finance and business transactions.

     Bruce R. York joined the Company in April 1999 as Vice President and Chief Financial Officer. Prior to joining the Company, Mr. York was the Director of Finance of Cell Therapeutics, Inc., a biopharmaceutical company, from February 1998 to February 1999. From May 1987 to January 1998, Mr. York held various positions with Physio Control International Corporation, a manufacturer of external defibrillators. These positions included Director of Business Planning, Director of Finance -- Europe, Director of Finance and Corporate Controller, and Manager of Tax and Assets. From September 1978 to April 1987, Mr. York held several positions with Price Waterhouse. Mr. York is a certified public accountant.

     The Company's officers are elected annually and serve at the discretion of the Board of Directors subject to any rights provided by employment agreements, such as those described under 'Executive Compensation and Related Information' below.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning annual and long-term compensation, paid or accrued, for the Named Executive Officers for services in all capacities to the Company during fiscal years 1998, 1997, and 1996.

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                     ANNUAL COMPENSATION              ------------
                                            --------------------------------------     SECURITIES
                                                                    OTHER ANNUAL       UNDERLYING      ALL OTHER
                                    YEAR     SALARY      BONUS     COMPENSATION(2)      OPTIONS       COMPENSATION
                                    ----    --------    -------    ---------------    ------------    ------------

Stephen Katz ....................   1998    $ 76,000    $     0        $     0                 0        $      0
  Chairman of the Board of          1997           0          0              0                 0               0
  Directors and                     1996           0    100,000              0                 0               0
  Chief Executive Officer
Joyce S. Jones ..................   1998     107,300     10,000          6,239            26,500               0
  Chief Operating Officer(3)
Kyle R. Sugamele ................   1998     104,405     14,187          2,870             4,500               0
  Vice President, General Counsel   1997      95,000          0          2,698               900               0
  and                               1996      95,000     15,000          2,680             2,500               0
  Corporate Secretary
Michael E. McConnell ............   1998     126,000      4,797          5,463             2,000               0
  Former Vice President and Chief   1997     126,000          0          5,203             1,500               0
  Financial Officer                 1996     122,500     25,000          5,959             3,000               0
William C. Zollner ..............   1998     115,350          0          3,450                 0          59,681
  Former President and Chief        1997     140,340          0          2,790           300,000          19,217
  Operating Officer(4)

------------

(1) None of the Named Executive Officers received any Restricted Stock Awards or LTIP Payouts in 1996, 1997 or 1998.

(2) Primarily represents contributions by the Company to the Named Executive Officers' accounts under a 401K plan, and to a lesser extent, taxable income originating from term life insurance premiums paid on behalf of the Named Executive Officers under the Company's standard employee group benefits plan.

(3) Represents compensation paid to Ms. Jones from February 2, 1998, the date that her employment with the Company commenced as Vice President of Marketing. Ms Jones was promoted to Chief Operating Officer on September 18, 1998. In connection with her promotion, Ms. Jones received certain additional benefits, including a salary increase and an automobile allowance.

(4) Represents compensation paid to Mr. Zollner during his employment with the Company as President and Chief Operating Officer from February 19, 1997 through September 14, 1998, the date that his employment with the Company ceased. In connection with his termination of employment, Mr. Zollner received additional compensation in the amount of $59,681. During 1997, the Company made payments to Mr. Zollner or on his behalf totaling $81,526 for certain management consulting services he performed prior to his employment and certain relocation expenses incurred by him in connection with his employment, of which $19,217 constituted compensation as an employee of the Company.

GRANTS OF STOCK OPTIONS IN 1998

     The following table sets forth information as to all grants of stock options to the Named Executive Officers during 1998.

                                                     INDIVIDUAL GRANTS(1)                      POTENTIAL REALIZABLE VALUE
                                   --------------------------------------------------------     AT ASSUMED ANNUAL RATES
                                   NUMBER OF        % OF TOTAL                                       OF STOCK PRICE
                                   SECURITIES        OPTIONS                                        APPRECIATION FOR
                                   UNDERLYING       GRANTED TO                                       OPTION TERM(3)
                                    OPTIONS         EMPLOYEES        EXERCISE    EXPIRATION    --------------------------
NAME                               GRANTED(2)        IN 1998          PRICE         DATE          AT 5%         AT 10%
--------------------------------   ----------    ----------------    --------    ----------    -----------    -----------

Stephen Katz....................          0             0.0%          $    0        --           $     0       $       0
Joyce S. Jones..................     26,500            29.8             7.45       9/18/08        84,356         217,047
Kyle R. Sugamele................      4,500             5.1             5.00       8/25/08        14,150          35,859
Michael E. McConnell............      2,000             2.2             5.00       8/25/08         6,289          15,937
William C. Zollner..............          0             0.0                0        --                 0               0

------------

(1) No stock appreciation rights ('SARs') were granted to any of the Named Executive Officers during 1998.

(2) The options become exercisable in cumulative annual installments of 20% per year on each of the first five anniversaries of the grant date. The options are exercisable over a ten-year period.

(3) The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates established by the SEC and are not intended to forecast future appreciation of the Company's stock price. The Company did not use an alternative formula for a grant date valuation as it is unaware of any formula which would determine with reasonable accuracy a present value based upon future unknown factors. In order to realize the potential values set forth under the columns headed 'At 5%' and 'At 10%', the price per share of the Company's Common Stock at the end of the ten-year option term would be $10.63 and $15.64, respectively, for Ms. Jones, $8.14 and $12.97, respectively, for Messrs. Sugamele and McConnell.

AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

     The following table sets forth information with respect to the exercise of stock options during 1998 by the Named Executive Officers and unexercised options held by them on December 31, 1998.

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                  SHARES                                OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                ACQUIRED ON                         DECEMBER 31, 1998              DECEMBER 31, 1998
NAME                             EXERCISE     VALUE REALIZED   EXERCISABLE/UNEXERCISABLE(1)   EXERCISABLE/UNEXERCISABLE(2)
------------------------------- -----------   --------------   ----------------------------   ----------------------------

Stephen Katz...................      0              $0                 66,200/4,000                       $0/0
Joyce S. Jones.................      0               0                   0/26,500                          0/0
Kyle R. Sugamele...............      0               0                 4,828/9,154                         0/0
Michael E. McConnell...........      0               0                 20,728/5,954                        0/0
William C. Zollner.............      0               0                     0/0                             0/0

------------

(1) There were no SAR exercises during 1998 and no SARs were outstanding at December 31, 1998.

(2) The closing price for the Company's Common Stock as reported on the NASDAQ National Market on December 31, 1998 was $3.59 per share. Value is calculated by multiplying: (i) the difference between $3.59 and the option exercise price; by (ii) the number of shares of Common Stock underlying the option.

EMPLOYMENT, TERMINATION, AND CHANGE OF CONTROL AGREEMENTS

     Effective September 18, 1998, the Company entered into an employment agreement with Joyce S. Jones to serve as Chief Operating Officer of the Company. The agreement expires on September 18, 1999, subject to annual renewal as set forth in the agreement. Ms. Jones' annual base salary is currently

$135,000 and she is further eligible to receive an annual bonus, pursuant to the terms of an executive incentive plan. In the event of a termination by the Company without 'Cause', or a termination by Ms. Jones for 'Good Reason' (as such quoted terms are defined in the agreement), then: (A) the Company shall make a lump sum payment equal to one times the highest annual compensation received by Ms. Jones from Company during any of the most recent two years ending on or prior to the date on which the termination occurs; (B) all stock options granted to Ms. Jones shall become fully vested and exercisable at her election; and (C) all employee benefit plans, practices, policies, and programs applicable to Ms. Jones under the agreement and in existence prior to termination shall continue for an additional one year after termination. In addition, in the event of a 'Change of Control' of the Company (as such quoted term is defined in the agreement), then all stock options granted to Ms. Jones shall become fully vested and exercisable at her election. Under the terms of the agreement, if any payments or benefits made by the Company under the agreement otherwise would be subject to the excise tax or taxes imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended ('Code'), then the agreement provides in certain circumstances for a reduction of the affected payments or benefits so that Ms. Jones will be entitled to receive a net amount with a 'present value' (as determined for purposes of Section 280G of the Code) of not more in the aggregate than two and 99/100ths times her applicable 'base amount' under Section 280G of the Code.

     Effective June 29, 1995, the Company entered into an employment agreement with Kyle R. Sugamele to serve as Vice President and General Counsel of the Company. The agreement expires on September 1, 1999, subject to annual renewal as set forth in the agreement. Mr. Sugamele's annual base salary is currently $110,000 and he is further eligible to receive an annual bonus in an aggregate amount of up to fifty percent (50%) of his annual base salary, pursuant to the terms of an executive incentive plan. In the event of a 'Change of Control' of the Company, a termination by the Company without 'Cause', or a termination by Mr. Sugamele for 'Good Reason' (as such quoted terms are defined in the agreement), then: (A) the Company shall make a lump sum payment equal to a multiple of the highest annual compensation received by Mr. Sugamele from Company during any of the most recent two years ending on or prior to the date on which the termination occurs, which multiple shall be equal to one times such highest compensation if the per-share price of the Company's common stock is less than $3.00 per share as of the close of business on the date that termination occurs, two times such highest compensation if the price of the Company's common stock is between $3.00 per share and $4.50 per share as of the close of business on the date that termination occurs, and two and 99/100ths times such highest compensation if the price of the Company's common stock is more than $4.50 per share as of the close of business on the date that termination occurs; (B) all stock options granted to Mr. Sugamele shall become fully vested and exercisable at his election; and (C) all employee benefit plans, practices, policies, and programs applicable to Mr. Sugamele under the agreement and in existence prior to termination (or, if applicable, prior to the Change of Control) shall continue for an additional one year after termination (or, if applicable, after the Change of Control). Under the terms of the agreement, if any payments or benefits made by the Company under the agreement otherwise would be subject to the excise tax or taxes imposed by Section 4999 of the Code, then the agreement provides in certain circumstances for a reduction of the affected payments or benefits so that Mr. Sugamele will be entitled to receive a net amount with a 'present value' (as determined for purposes of Section 280G of the Code) of not more in the aggregate than two and 99/100ths times his applicable 'base amount' under Section 280G of the Code.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph on the following page shall not be incorporated by reference to any such filings.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                   CELLULAR TECHNICAL SERVICES COMPANY, INC.

     The Compensation and Stock Option Committee of the Board of Directors of the Company (the 'Committee') is currently comprised of Messrs. James Porter and Lawrence Schoenberg, both outside directors of the Company. The Committee reviews and approves all decisions relating to the compensation, bonus, and stock option grants for the officers of the Company. The Committee also reviews guidelines for compensation, bonus, and stock option grants for non-officer employees, and maintains authority and control over the administration of the Company's stock option plans.

     It is the philosophy of the Committee that officers of the Company are paid base salaries in line with their responsibilities, and that other compensation of officers should be closely aligned with the financial performance of the Company. Therefore, benefits are provided to management through stock option incentives and bonuses which are generally consistent with the goal of closely coordinating the rewards to management with the maximization of stockholder return. In reviewing Company performance, consideration is given to sales and earnings and an evaluation is made of strategic planning and the Company's progress in that regard. Also taken into consideration are external economic factors that affect results of operations. An attempt is also made to maintain compensation within the market range. Although review of individual performance is primarily tied to the performance of the Company, it is also, to a lesser extent, subjective.

     The Committee annually reviews and evaluates the compensation of Stephen Katz, the Chief Executive Officer. The Committee generally examines the same factors for Mr. Katz as it examines with respect to the other officers. No bonus was granted to Mr. Katz during fiscal year 1998.

     The Committee has not developed a policy with respect to amending pay policies or asking stockholders to vote on 'pay for performance' plans in order to qualify compensation in excess of $1 million a year which might be paid to the five highest paid executives for federal tax deductibility. The Committee intends to continue to monitor this matter and will balance the interests of the Company in maintaining flexible incentive plans against the possible loss of a tax deduction should taxable compensation for any of the five highest-paid executives exceed $1 million in future years.

     The foregoing report is approved by all members of the Committee.

                                          Compensation and Stock Option
                                          Committee

                                          James Porter
                                          Lawrence Schoenberg

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing the yearly change in the cumulative stockholder return on the Company's Common Stock since December 31, 1993, with the NASDAQ Stock Market Index (U.S.) and the NASDAQ Computer & Data Processing Index. The graph assumes that $100 was invested on December 31, 1993 in the Company's Common Stock and each of the indices and that all dividends on the stocks included in the NASDAQ indices were reinvested. No cash dividends were paid on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

                                                        12-31-93    12-31-94    12-31-95    12-31-96    12-31-97    12-31-98
                                                        --------    --------    --------    --------    --------    --------
Cellular Technical Services Company, Inc.                 100.0       114.3       181.6       322.4        48.5         5.9
NASDAQ Stock Market Index (U.S.)                          100.0        97.8       138.3       170.0       208.6       293.2
NASDAQ Computer & Data Processing Index                   100.0       121.4       184.9       228.2       280.4       501.8

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Ernst & Young, LLP, independent public accountants, served as the Company's independent public accountants for the year ended December 31, 1998. One or more representatives of that firm are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

                          ANNUAL REPORT AND FORM 10-K

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 was mailed to stockholders with this Proxy Statement. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 was filed with the SEC. Stockholders may obtain a copy of such Annual Report on Form 10-K, including the financial statements, schedules, and list of exhibits thereto, without charge, by writing to Cellular Technical Services Company, Inc., 20 East Sunrise Highway, Suite 200, Valley Stream, New York 11581-1260,
Attention: Investor Relations. If specified in such request, and upon payment of a reasonable fee for reproduction and mailing expenses, the Company will also furnish stockholders with a copy of any exhibit to the Annual Report on Form 10-K. In addition, the

Company's Annual Report on Form 10-K is available over the Internet at the Company's website, http://www.cellulartech.com, or at the SEC's website, http://www.sec.gov.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for the Company's 2000 Annual Meeting of Stockholders must submit the proposal to the Company no later than January 15, 2000. All such submissions must be provided to Cellular Technical Services Company, Inc., 2401 Fourth Avenue, Suite 400, Seattle, Washington 98121, Attention: Corporate Secretary.

                                          By Order of the Board of Directors

                                          Kyle R. Sugamele
                                          Vice President and Corporate Secretary

Seattle, Washington
April 30, 1999

                                     [Logo]

                    Cellular Technical Services Company Inc.
                         2401 Fourth Avenue, Suite 400
                                Seattle WA 98121
                                 (206) 443-6400
                          http://www.cellulartech.com

                                                                     APPENDIX 1


                   CELLULAR TECHNICAL SERVICES COMPANY, INC.
      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Stock of Cellular Technical Services Company, Inc., a Delaware corporation (the 'Company'), hereby appoints STEPHEN KATZ and JOYCE S. JONES, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders of the Company, to be held at the Best Western Executive Inn, 200 Taylor Avenue North, Seattle, Washington, on Monday, June 14, 1999, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' THE ELECTION OF THE NOMINEE FOR ELECTION AS A CLASS II DIRECTOR LISTED BELOW.

     1. Election of Lawrence Schoenberg as Class II director.

        [ ] VOTE FOR the nominee listed above.

        [ ] VOTE WITHHELD from the nominee listed above.

     2. Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting any adjournments or postponements thereof.

                                                              (see reverse side)

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 'FOR' THE ELECTION OF THE CLASS II DIRECTOR NOMINEE LISTED ABOVE.

   The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement, and (iii) the Company's 1998 Annual Report.

                                     Dated:  ........................... , 1999

                                     ..........................................
                                              (Signature of Stockholder)

                                     ..........................................
                                     (Signature of Stockholder--if held jointly)

                                     IMPORTANT NOTE: Please sign exactly
                                     as your name appears hereon and mail
                                     it promptly even if you plan to
                                     attend the meeting. For jointly
                                     owned shares, each owner should
                                     sign. If signing as attorney,
                                     executor, administrator, trustee or
                                     guardian, please indicate the
                                     capacity in which you are acting. If
                                     signing as a corporation, please
                                     sign in full corporate name by a
                                     duly authorized officer. If signing
                                     as a partnership, please sign in
                                     partnership name by a duly
                                     authorized person.

                                     PLEASE MARK, SIGN AND DATE THIS
                                     PROXY CARD AND PROMPTLY MAIL IT IN
                                     THE ENVELOPE PROVIDED. NO POSTAGE IS
                                     NECESSARY IF MAILED IN THE UNITED
                                     STATES.


                            STATEMENT OF DIFFERENCES
                           MOST COMMONLY USED SYMBOLS

The section symbol shall be expressed as .................................. 'SS'